As filed with the Securities and Exchange Commission on August 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TechnipFMC plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1283037
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Subsea Lane

Houston, Texas 77044

(281) 591-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cristina Aalders

Executive Vice President, Chief Legal Officer and Secretary

One Subsea Lane

Houston, Texas 77044

Telephone: (281) 591-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson, Esq.

Julia A. Thompson, Esq.

Christopher M. Cronin. Esq.

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

TechnipFMC plc

ORDINARY SHARES

PREFERENCE SHARES

DEBT SECURITIES

GUARANTEES

SHARE PURCHASE CONTRACTS

WARRANTS

UNITS

TechnipFMC plc, a public limited company incorporated under the laws of England and Wales, may offer and sell from time to time in one or more offerings an indeterminate amount of ordinary shares, preference shares, debt securities, guarantees, share purchase contracts, warrants and/or units that include any of these securities or securities of other entities.

This prospectus provides a general description of the securities TechnipFMC plc may offer. Supplements to this prospectus will provide the specific terms of the securities that TechnipFMC plc actually offers, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement or any applicable free writing prospectus and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

TechnipFMC plc may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a continuous or delayed basis. Supplements to this prospectus will specify the names of and arrangements with any underwriters, dealers or agents. TechnipFMC plc’s net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement.

TechnipFMC plc’s ordinary shares trade on the New York Stock Exchange under the symbol “FTI.”

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 7 of this prospectus, any similar section contained in the applicable prospectus supplement and in the documents incorporated by reference herein or therein, concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. A prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described in this prospectus and in any prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “TechnipFMC,” “we,” “us,” and “our” mean TechnipFMC plc, a public limited company incorporated under the laws of England and Wales, and its subsidiaries. TechnipFMC plc refers to TechnipFMC plc, and not to any of its subsidiaries or affiliates. In this prospectus, we sometimes refer to the ordinary shares, preference shares, debt securities, guarantees, share purchase contracts, warrants and units, collectively, as the “securities.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov and are also available free of charge through our website at http://www.technipfmc.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website address is provided as an inactive textual reference only. Other than copies of the specific documents incorporated by reference, information on our website is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.

INDUSTRY AND MARKET DATA

The market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this prospectus information that we file with them. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below filed by us, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 24, 2023;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022 from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 17, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as filed with the SEC on April 27, 2023 and July 27, 2023, respectively;

•	our Current Reports on Form 8-K, as filed with the SEC on February 1, 2023 (Item 5.02 only), April 25, 2023, May 2, 2023 and July 31, 2023; and

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the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on January 17, 2017, including any amendment or report filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, other than any portions of such filings that were furnished to, rather than filed with, the SEC, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents. Any statement contained in this prospectus or a previously filed document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or by calling the following number:

TechnipFMC plc

One Subsea Lane

Houston, Texas 77044

(281) 591-4000

Attention: Corporate Legal

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT INCORPORATED BY REFERENCE IN AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any applicable free writing prospectus and other documents incorporated by reference herein and therein may contain “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predict,” “estimate,” “outlook” and similar expressions, including the negatives thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement, any applicable free writing prospectus and other documents incorporated by reference herein and therein, as well as the following:

•	unpredictable trends in the demand for and price of crude oil and natural gas;

•	competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation;

•	the COVID-19 pandemic and any resurgence thereof;

•	our inability to develop, implement and protect new technologies and services and intellectual property related thereto, including new technologies and services for our New Energy business;

•	the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts;

•	disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business;

•	the refusal of the Depository Trust Company to act as depository agency for our shares;

•	the impact of our existing and future indebtedness and the restrictions on our operations by terms of the agreements governing our existing indebtedness;

•	the risks caused by our acquisition and divestiture activities;

•	additional costs or risks from increasing scrutiny and expectations regarding Environmental, Social and Governance matters;

•	uncertainties related to our investments in New Energy business;

•	the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners;

•	a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks;

•	risks of pirates endangering our maritime employees and assets;

•	any delays and cost overruns of new capital asset construction projects for vessels and manufacturing facilities;

•	potential liabilities inherent in the industries in which we operate or have operated;

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our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security;

•	the additional restrictions on dividend payouts or share repurchases as an English public limited company;

•	uninsured claims and litigation against us;

•	tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities;

•	potential departure of our key managers and employees;

•	adverse seasonal and weather conditions and unfavorable currency exchange rates;

•	risk in connection with our defined benefit pension plan commitments;

•	our inability to obtain sufficient bonding capacity for certain contracts; and

•	such other risk factors set forth in our filings with the SEC.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

OUR COMPANY

We are a global leader in the energy industry, delivering projects, products, technologies, and services. With our proprietary technologies and production systems, integrated expertise, and comprehensive solutions, we are transforming our customers’ project economics. We have operational headquarters in Houston, Texas, United States, and in 2022 we operated across two business segments: Subsea and Surface Technologies.

We are uniquely positioned to deliver greater efficiency across project lifecycles, from concept to project delivery and beyond. Through innovative technologies and improved efficiencies, our offering unlocks new possibilities for our customers in developing their energy resources and in their positioning to meet the energy transition challenge.

Enhancing our performance and competitiveness is a key component of our strategy, which is achieved through technology and innovation differentiation, seamless execution, and reliance on simplification to drive costs down. We are targeting profitable and sustainable growth by seizing market growth opportunities and expanding our range of services, including opportunities arising through the energy transition. We are managing our assets efficiently to ensure we are well-prepared to drive and benefit from the opportunities in many of the markets we serve.

Each of our more than 20,000 employees is driven by a steady commitment to clients and a culture of project execution, purposeful innovation, challenging industry conventions, and rethinking how the best results are achieved. This leads to fresh thinking, streamlined decisions, and smarter results, enabling us to achieve our vision of enhancing the performance of the world’s energy industry.

Our principal executive offices are currently located at One Subsea Lane, Houston, Texas 77044, United States, and our telephone number is +1 (281) 591- 4000. We are registered in England and Wales under company number 09909709, with registered office at Hadrian House, Wincomblee Road, Newcastle Upon Tyne, NE6 3PL, United Kingdom. Our Internet website is www.technipfmc.com. Our website address is provided as an inactive textual reference only. The information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider the information contained on our website to be part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

The description of the ordinary shares, nominal value $1.00 per share, of TechnipFMC plc is incorporated into this prospectus by reference to our registration statement on Form 8-A filed with the SEC on January 17, 2017, including any amendment or report filed for the purpose of updating that description.

DESCRIPTION OF PREFERENCE SHARES

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. The description set forth below is only a summary and is not complete. For more information regarding the preference shares which may be offered by this prospectus, please refer to the applicable prospectus supplement, our articles of association, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and any certificate of designations establishing a series of preference shares.

Our articles of association authorize us to issue shares, with such preferred, deferred or other special rights, or such restrictions, whether as regards dividend, return of capital, voting or otherwise as the shareholders may from time to time by “ordinary resolution” determine (or in the absence of any such determination, as our board of directors may determine). Such ordinary resolution must be approved by holders of a simple majority of the aggregate voting power of our entire issued share capital that, being entitled to vote, vote on the resolution at a general meeting of TechnipFMC plc.

We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES

As used in this description, the words “TechnipFMC,” “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture dated as of March 29, 2017, between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), or another trustee to be named in the applicable prospectus supplement, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of U.S. $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), as set forth in the applicable prospectus supplement. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Certain Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Merger, Consolidation and Sale of Assets

The indenture provides that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets to another person, unless:

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either (a) TechnipFMC is the surviving corporation or (b) the person formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement (if other than TechnipFMC) or the person to which such sale, conveyance, transfer or lease is made (i) assumes all the obligations of TechnipFMC under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof or the District of Columbia;

•	we or the successor will not immediately be in default under the indenture; and

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we deliver an officers’ certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, comply with the indenture and that all conditions precedent set forth therein have been complied with.

Upon the assumption of all our obligations by a successor, we will be relieved of all obligations under the indenture, except in the case of a lease.

Events of Default

An “Event of Default,” when used in the indenture, with respect to debt securities of any series, means any of the following:

(1) failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

(2) failure to pay the principal of or any premium on any debt security of that series when due;

(3) failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

(4) failure to perform, or a breach of, any other covenant of TechnipFMC in the indenture (other than a covenant included in the indenture for the benefit of another series), which failure or breach continues for 90 days after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant;

(5) TechnipFMC, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or TechnipFMC admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against TechnipFMC in an involuntary case, (ii) appoints a custodian or similar official of TechnipFMC or for any substantial part of its property or adjudges TechnipFMC insolvent, or (iii) orders the winding up or liquidation of TechnipFMC; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7) any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of (i) the series affected by such default (in the case of a default described in clause (1), (2), (3) or (7) above) or (ii) all series of debt securities affected by such default (in the case of a default described under clause (4) above) may declare the unpaid principal of, together with any accrued but unpaid premium or interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) can void the declaration.

Notwithstanding the foregoing, if an event of default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, together with any accrued but unpaid premium or interest on, all debt securities outstanding under the Indenture will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee.

Subject to certain limitations, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, relating to an event of default described in clause (1), (2), (3) or (7) above respecting such series of debt securities, and the holders of a majority in principal amount of all outstanding debt securities may do the same in relation to any other event of default.

Modification and Waiver

Holders who own a majority in principal amount of the debt securities of a series may agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change may affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

We may enter into supplemental indentures for other purposes specified in the indenture, including to make changes that would not materially adversely affect the interests of holders or to create a new series of debt securities, without the consent of any holder of debt securities.

The holders of a majority in principal amount of the debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, and the holders of a majority in principal amount of all outstanding debt securities may on behalf of the holders of all debt securities waive any other past default under the indenture and its consequences, except in each case a default:

•	in the payment of the principal of, premium, if any, or interest on, any debt security; or

•	in respect of a covenant which under the indenture cannot be amended without the consent of the holder of each outstanding debt security affected.

Defeasance and Discharge

We at any time may terminate all our obligations under the indenture as they relate to a series of debt securities (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a securities registrar and paying agent in respect of such debt securities.

We at any time may terminate our obligations under certain covenants, including those with respect to a series of debt securities (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in clause (4) or (7) under “Events of Default” above.

In order to exercise either defeasance option, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the relevant series of debt securities to the date of redemption or stated maturity, as the case may be, and we must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust fund for payment of principal of and any premium and interest on their debt securities until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an event of default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable for such payments, however.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or by their terms will become due and payable within one year or are called for redemption within one year, and in the case of this bullet point we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to their stated maturity or applicable redemption date.

No Personal Liability of Directors, Officers, Employees or Shareholders

No past, present or future director, officer, employee, incorporator, shareholder, member, manager or partner of TechnipFMC, as such, will have any liability for any obligations of TechnipFMC under the debt securities, or the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal action or proceeding arising out of or based upon the indenture, the debt securities or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the jurisdiction of such courts in any such legal action or proceeding. The indenture further provides that service of any process to such party’s or its authorized agent’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) waive any objection to proceedings in any such courts, whether on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

DESCRIPTION OF GUARANTEES

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. TechnipFMC plc may issue guarantees of debt securities and other securities. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

You should read the particular terms of the guarantee documents, which will be described in more detail in the applicable prospectus supplement. The obligations of a guarantor under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may issue warrants to purchase ordinary shares, preference shares, debt securities or units. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our ordinary shares or preference shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of ordinary shares or preference shares. The price per share of our ordinary shares or preference shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be entered into by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preference shares, debt securities, guarantees, warrants, share purchase contracts or any combination of such securities. The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the ordinary shares, preference shares, debt securities, guarantees, warrants or share purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

As used in this description, the words “we,” “us” and “our” refer to TechnipFMC plc and not to any of its subsidiaries or affiliates. We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will be requested to advise us with respect to the validity under the laws of England and Wales, if applicable, of any securities that may be offered pursuant to this prospectus. Latham & Watkins LLP may also be requested to advise us with respect to the validity under New York law, if applicable, of any securities that may be offered pursuant to this prospectus. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of TechnipFMC plc as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$	*
FINRA Filing Fee		**
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees and Expenses		**
Transfer Agent Fees and Expenses		**
Rating Agency Fees and Expenses		**
Trustee Fees and Expenses		**
Miscellaneous		**

Total		$**

*

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**

These fees are calculated based upon the number of issuances and amount of securities offered and thus cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	Indemnification of Directors and Officers.

TechnipFMC plc is a limited company incorporated under the laws of England and Wales. Chapter 7 of Part 10 of the U.K. Companies Act 2006, or the U.K. Companies Act, contains provisions relating to directors’ liability. The description below relates to the insurance and indemnification arrangements TechnipFMC plc provides to its officers and directors in such capacities. All statutory references in this Item 15 are to the U.K. Companies Act.

Section 232(1) makes void any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to her/him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Section 232(2) makes void any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, except if permitted as:

a)	liability insurance within Section 233;

b)	qualifying third-party indemnity provisions falling within Section 234; or

c)	qualifying pension scheme indemnity provision under Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, to be purchased and maintained by a company for a director of that company or of an associated company against liability for negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Section 234 allows TechnipFMC plc to provide an indemnity against liability incurred by a director to someone other than TechnipFMC plc or an associated company of TechnipFMC plc. Such an indemnity does not permit indemnification against liability to pay criminal fines or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or the costs of defense of criminal proceedings in which such director is convicted or civil proceedings brought by TechnipFMC plc, or an associated company, in which judgment is given against such director or application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the U.K. Companies Act, in which the court refuses to grant him or her relief.

Section 235 allows TechnipFMC plc to provide indemnification to a director that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision does not permit indemnification against liability to pay criminal fines or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or the costs of an unsuccessful defense of criminal proceedings.

Any indemnity provided under Section 234 or Section 235 must be disclosed in the company’s annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection at TechnipFMC plc’s registered office or otherwise in accordance with Section 237 (and every shareholder has a right to inspect and request such copies under Section 238 free of charge).

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the shareholders of the company, disregarding the votes of the director (if a shareholder) and any connected shareholder.

The TechnipFMC plc Articles of Association, or the TechnipFMC plc Articles, provide that, subject to the U.K. Companies Act and applicable law, TechnipFMC plc shall exercise all the powers of the company to indemnify any person who is or was a director of TechnipFMC plc or of any associated company against any loss or liability incurred by him or her whether in connection with any negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to TechnipFMC plc or any associated company, and/ or any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, against any liability incurred by him or her in connection with the company’s activities as trustee of an occupational pension scheme.

The TechnipFMC plc Articles also provide that, subject to the U.K. Companies Act, TechnipFMC plc may exercise all the powers of the company to purchase and maintain insurance for or for the benefit of any person who is or was: a director, officer or employee of TechnipFMC plc, or any corporate entity which is or was the holding company or subsidiary undertaking of TechnipFMC plc, or in which TechnipFMC plc or such holding company or subsidiary undertaking has or had any interest or with which TechnipFMC plc or such holding company or subsidiary undertaking is or was in any way allied or associated; or a trustee of any pension fund in which employees of the company or any other body referred to are or have been interested. This includes, without limitation, insurance against any loss or liability or any expenditure such director, officer or employee may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices, whether comprising negligence, default, breach of duty, breach of trust or otherwise, in relation to the relevant body or fund.

We are also party to deeds of indemnity with our directors and executive officers to indemnify them to the fullest extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in connection with the actual or purported exercise of, or failure to exercise or alleged failure to exercise, any of such person’s powers, duties or responsibilities as a director or officer of TechnipFMC plc or any of its subsidiaries.

ITEM 16.	Exhibits.

The exhibits listed in the below Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

2.1	Business Combination Agreement, dated as of June 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a FMC Technologies SIS Limited) and Technip S.A. (incorporated by reference from Annex A-1 to the Registration Statement on Form S-4, as amended, filed on October 21, 2016) (File No. 333-213067).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of December 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a TechnipFMC Limited) and Technip S.A. (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed on December 14, 2016) (File No. 333-213067).

2.3	Joinder Agreement, dated as of December 14, 2016, by and among FMC Technologies, Inc., TechnipFMC plc (f/k/a TechnipFMC Limited), Technip S.A., TechnipFMC Holdings Limited, TechnipFMC US Holdings LLC and TechnipFMC US Merger Sub LLC (incorporated by reference from Exhibit 2.2 to the Current Report on Form 8-K filed on December 14, 2016) (File No. 333-213067).

3.1	Articles of Association of TechnipFMC plc (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed on January 17, 2017) (File No. 001-37983).

4.1	Indenture, dated March 29, 2017, between TechnipFMC plc and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed on March 30, 2017) (File No. 001-37983).

4.2*	Form of senior note.

4.3*	Form of subordinated debt securities indenture.

4.4*	Form of subordinated note.

4.5*	Form of Warrant Agreement.

4.6*	Form of Unit Agreement.

4.7*	Form of Purchase Contract Agreement.

5.1†	Opinion of Latham & Watkins (London) LLP.

5.2†	Opinion of Latham & Watkins LLP.

23.1†	Consent of PricewaterhouseCoopers LLP.

23.2†	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.1).

23.3†	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

24.1†	Powers of Attorney (included in signature page hereto).

Exhibit No.	Description

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the indenture included as Exhibit 4.1 above.

107†	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference.
†	Filed herewith.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1), (a)(2) and (a)(3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, United States, on the 4th day of August, 2023.

TECHNIPFMC PLC

By:	/s/ Alf Melin
Name:	Alf Melin
Title:	Executive Vice President, Chief Financial Officer

POWERS OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Alf Melin, Kristina Doroghazi and Cristina Aalders, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their its substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Dated

/s/ Douglas J. Pferdehirt Douglas J. Pferdehirt	Chair and Chief Executive Officer (Principal Executive Officer)	August 4, 2023

/s/ Alf Melin Alf Melin	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	August 4, 2023

/s/ Cristina Aalders Cristina Aalders	Executive Vice President, Chief Legal Officer, and Secretary (Authorized Representative in the U.S.)	August 4, 2023

/s/ Robert G. Gwin Robert G. Gwin	Director	August 4, 2023

/s/ Eleazar de Carvalho Filho Eleazar de Carvalho Filho	Director	August 4, 2023

/s/ John O’Leary John O’Leary	Director	August 4, 2023

/s/ Margareth Øvrum Margareth Øvrum	Director	August 4, 2023

/s/ Claire S. Farley Claire S. Farley	Director	August 4, 2023

/s/ Kay G. Priestly Kay G. Priestly	Director	August 4, 2023

Signature	Title	Dated

/s/ John Yearwood John Yearwood	Director	August 4, 2023

/s/ Sophie Zurquiyah Sophie Zurquiyah	Director	August 4, 2023